UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2003

TEGAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26824	68-0370244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, California 94955
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

ITEM 5. Other Events.
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
Exhibit 4.1

ITEM 5. Other Events.

     On December 5, 2003, we closed a transaction in which we purchased substantially all of the assets of Simplus Systems Corporation, a Delaware corporation, for 1,500,000 shares of our common stock and approximately $117,000 in assumed liabilities. All of the shares of common stock are subject to a registration rights agreement in which we have agreed to register the resale of the shares with the Securities and Exchange Commission. The stockholders of Simplus Systems agreed to the transaction as part of a plan of dissolution in which Simplus Systems intends to liquidate and distribute the shares received in connection with the asset purchase to the creditors and stockholders of Simplus Systems.

     Simplus Systems Corporation, privately held and based in Fremont, California, developed deposition cluster tools and processes for barrier, copper seed and high-K dielectric applications.

     As of December 8, 2003, we had 27,810,990 shares of our common stock outstanding.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

2.1	Asset Acquisition Agreement dated November 10, 2003 by and between Tegal Corporation and Simplus Systems Corporation

4.1	Registration Rights Agreement dated December 5, 2003 by and among Tegal Corporation, Simplus Systems Corporation and Kiet Nguyen, as representative of the stockholders of Simplus Systems Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2003	TEGAL CORPORATION (registrant)

By: /s/ Thomas R. Mika
	Name:	Thomas R. Mika
	Its:	Chief Financial Officer

EXHIBIT INDEX

2.1	Asset Acquisition Agreement dated November 10, 2003 by and between Tegal Corporation and Simplus Systems Corporation

4.1	Registration Rights Agreement dated December 5, 2003 by and among Tegal Corporation, Simplus Systems Corporation and Kiet Nguyen, as representative of the stockholders of Simplus Systems Corporation